UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CARBO CERAMICS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO 2012 PROXY STATEMENT

The purpose of this communication is to correct certain information set forth in the Proxy Statement for the 2012 Annual Meeting of Stockholders (the “Proxy Statement”) of CARBO Ceramics Inc. (the “Company”).

The Proxy Statement stated on page 2 that Proposal No. 3 (Amendment to the Company’s Amended and Restated Certificate of Incorporation to Increase Authorized Shares of Common Stock) would be treated as a “non-routine” matter under the rules of the New York Stock Exchange (“NYSE”) and that brokerage firms that have not received voting instructions from their clients on this matter may not vote on this Proposal.

The NYSE has informed the Company that Proposal No. 3 will be treated as a “routine” matter under NYSE rules. Accordingly, brokerage firms may vote shares as to which their customers have not provided instructions with respect to Proposal No. 3.

Except as supplemented hereby, all information set forth in the Proxy Statement remains unchanged.